Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS RECORD REVENUES AND EARNINGS FOR THE THIRD QUARTER OF 2005

MENLO PARK, California, October 20, 2005—Robert Half International Inc. (NYSE symbol: RHI) today reported record revenues and earnings for the third quarter ended September 30, 2005.

For the quarter ended September 30, 2005, net income was $64.4 million or $.37 per share, on revenues of $867.0 million. Net income for the prior year’s third quarter was $43.1 million or $.24 per share, on revenues of $708.0 million.

For the nine months ended September 30, 2005, net income was $173.3 million or $.99 per share, on revenues of $2.5 billion. For the nine months ended September 30, 2004, net income was $90.9 million or $.52 per share, on revenues of $1.9 billion.

Harold M. Messmer, Jr., chairman and CEO of Robert Half International Inc., said: “We were pleased with our financial results for the third quarter. Revenues and net income per share increased 22 percent and 52 percent, respectively, from the third quarter of 2004.”

Messmer continued, “Our staffing operations performed well across the board. All divisions contributed to the sequential and year-over-year revenue growth rates.

“Protiviti, our internal audit and risk consulting subsidiary, also had an excellent quarter. Revenues were up 28 percent year over year and up 15 percent sequentially. We have seen continued demand for Protiviti’s full suite of internal audit and business and technology risk consulting services.”

Robert Half International management will conduct a conference call today at 5 p.m. EDT to discuss the quarterly financial results. The dial-in number is 800-540-0559 (+1-785-832-1508 outside the United States) and the passcode is “Robert Half International.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EDT today and ending at 8 p.m. EDT on October 27, 2005. The dial-in number for the replay is 800-839-9307 (+1-402-220-6085 outside the United States). The conference call will also be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc. (RHI) is the world’s first and largest specialized staffing firm. RHI is a recognized leader in professional staffing and consulting services and is the parent company of Protiviti® (www.protiviti.com), a leading independent internal audit and risk consulting firm.

The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals. RHI serves its clients and

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candidates through more than 330 offices worldwide and through online job search services at its divisional websites, all of which can be accessed at www.rhi.com.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; and litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this press release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)

Net service revenues	$867,015	$707,987	$2,453,674	$1,921,499
Direct costs of services	511,005	425,652	1,447,549	1,168,505

Gross margin	356,010	282,335	1,006,125	752,994
Selling, general and administrative expenses	253,445	212,155	727,831	602,263
Amortization of intangible assets	93	99	241	926
Interest income	(3,169)	(1,127)	(7,148)	(2,505)

Income before income taxes	105,641	71,208	285,201	152,310
Provision for income taxes	41,202	28,128	111,940	61,373

Net income	$64,439	$43,080	$173,261	$90,937

Diluted net income per share	$.37	$.24	$.99	$.52

Shares:
Basic	166,553	170,041	167,900	169,714
Diluted	174,219	176,636	174,664	176,234

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
REVENUES:
Accountemps	$316,328	$257,090	$905,860	$728,266
OfficeTeam	175,473	149,024	500,595	426,153
Robert Half Technology	80,194	70,570	220,691	195,331
Robert Half Management Resources	109,653	95,277	316,979	245,397
Robert Half Finance & Accounting	57,156	35,768	158,683	98,935
Protiviti	128,211	100,258	350,866	227,417

Total	$867,015	$707,987	$2,453,674	$1,921,499

GROSS MARGIN:
Temporary and consultant staffing	$247,627	$207,058	$705,410	$570,376
Permanent placement staffing	57,156	35,768	158,683	98,935
Risk consulting and internal audit services	51,227	39,509	142,032	83,683

Total	$356,010	$282,335	$1,006,125	$752,994

OPERATING INCOME:
Temporary and consultant staffing	$67,399	$46,369	$177,526	$102,598
Permanent placement staffing	11,549	4,353	34,299	12,609
Risk consulting and internal audit services	23,617	19,458	66,469	35,524

Total	$102,565	$70,180	$278,294	$150,731

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$93	$99	$241	$926
Depreciation expense	$13,257	$12,027	$37,439	$37,253
Capital expenditures	$19,533	$9,902	$41,006	$23,102
Open market repurchases of common stock (shares)	1,783	1,254	6,731	2,173

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	September 30,
	2005	2004
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$420,726	$321,951
Marketable securities	$—	$90,621
Accounts receivable, less allowances	$456,415	$369,237
Total assets	$1,271,132	$1,141,768
Current liabilities	$350,831	$282,462
Notes payable and other indebtedness, less current portion	$2,715	$2,286
Total stockholders’ equity	$914,637	$853,825

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